DENMARK BANCSHARES, INC.

EXHIBIT (23.1)

CONSENT OF WIPFLI LLP

Wipfli Young

2901 West Beltline Highway

P.O. Box 8700

Madison, WI 53708-8700

Tel. 608.274.1980

Fax. 608.274.8085

Web. WipfliYoung.com

INDEPENDENT AUDITORS' CONSENT

Stockholders' and Board of Directors

Denmark Bancshares, Inc.

Denmark, Wisconsin

We consent to the inclusion of our report dated February 5, 2004, relating to the consolidated statements of financial condition of Denmark Bancshares, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003 in the Form 10-K of Denmark Bancshares, Inc. for the fiscal year ended December 31, 2003 and to the use of our name in such form. We also consent to the incorporation by reference to Registration Statement on Form S-8 (No. 333-69551) of Denmark Bancshares, Inc., of our report dated February 5, 2004 appearing in the Form 10-K of Denmark Bancshares, Inc.

Wipfli LLP

/s/ Wipfli LLP

March 12, 2004

Madison, Wisconsin